UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2018 (April 3, 2018)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)

+352 2469 7900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 3, 2018, Altisource Portfolio Solutions S.A. (together with its subsidiaries, the “Company”) and its wholly-owned subsidiary, Altisource S.à r.l. (“Altisource”), entered into a credit agreement (the “Credit Agreement”) with Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent and the other lenders parties thereto, pursuant to which the lenders have agreed to extend credit to Altisource in the form of (i) Term B Loans (as defined in the Credit Agreement) in an aggregate principal amount equal to $412,000,000 and (ii) a $15,000,000 revolving credit facility, with Altisource Portfolio Solutions S.A. and Altisource and certain wholly-owned subsidiaries of Altisource acting as guarantors (collectively, Altisource Portfolio Solutions S.A. and such subsidiaries being the “Guarantors”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The proceeds of the Term B Loans will be used to refinance Altisource’s existing term loans under the credit agreement dated as of November 27, 2012, among Altisource Portfolio Solutions S.A., Altisource Solutions S.à r.l., Bank of America, N.A., as administrative agent, and the lenders party thereto (the “Previous Credit Agreement”), and, pursuant to Amendment No. 4 to the Previous Credit Agreement dated as of December 1, 2017, Altisource S.à r.l. (f/k/a Altisource Holdings S.à r.l.), as a borrower. When drawn, the proceeds of revolving credit facility, which are available to be drawn after the Closing Date, may be used for general corporate purposes and other uses permitted under the Credit Agreement.

As further summarized below, the Credit Agreement features several changes from the Previous Credit Agreement and retains certain other features of the Previous Credit Agreement that together enhance the Company’s liquidity profile. These include:

•	The Credit Agreement provides new Term B Loans which mature in April 2024, as compared to the term loans under the Previous Credit Agreement, which mature in December 2020.

•
The Credit Agreement includes a revolving credit facility with a maintenance covenant that will apply to Altisource only if funds are drawn on the revolving credit facility as of the last day of a fiscal quarter. When drawn, the proceeds of the revolving credit facility, which are available to be drawn after the Closing Date, may be used for general corporate purposes and other uses permitted under the Credit Agreement.

•	The new Term B Loans contemplated by the Credit Agreement have no financial maintenance covenants and are similar to Altisource’s term loans under the Previous Credit Agreement.

•
The net debt definition in the Credit Agreement permits Altisource to reduce net debt by up to $75 million in marketable securities whereas in the Previous Credit Agreement the net debt definition did not reduce net debt by marketable securities.

•
The Available Amount accumulated under the Previous Credit Agreement is being carried over to the Credit Agreement, which can be used to make certain restricted payments, investments and payments, subject to certain conditions set forth in the Credit Agreement.

•
Altisource, at its option, may incur incremental indebtedness under the Credit Agreement from one or more incremental lenders, which may include existing lenders, in an aggregate incremental principal amount not to exceed $125 million (was $200 million in the Previous Credit Agreement), subject to certain conditions set forth in the Credit Agreement, including a sublimit of $80 million with respect to incremental revolving credit commitments.

Term B Loan lenders under the Credit Facility benefit from changed amortization schedule and asset sale provisions:

•	Increased Scheduled Repayment amounts, subject to Section 2.07 of the Credit Agreement.

•
Mandatory paydowns from asset sales that exceed $25,000,000 in a given calendar year and from the sale proceeds of shares in Front Yard Residential Corporation held by Altisource Portfolio Solutions S.A. and any of its Restricted Subsidiaries on the Closing Date.

All amounts under the Credit Agreement will become due on the earlier of (i) in the case of the term loans funded at closing, April 3, 2024, and in the case of any incremental term loans, the maturity date specified in the related incremental assumption agreement, (ii) in the case of any Revolving Credit Loans, April 3, 2023 and (iii) in any case, the date on which the loans are declared to be due and owing by the Administrative Agent at the request (or with the consent) of the Required Lenders (or, if applicable, solely the Revolving Credit Loans, at the request of the Required Revolving Lenders) upon the occurrence of the applicable events of default under the Credit Agreement.

The payment of all amounts owing by Altisource under the Credit Agreement is guaranteed by Altisource Portfolio Solutions S.A. and the other Guarantors and is secured by a pledge of all equity interests of Altisource, the Guarantors (other than Altisource Portfolio Solutions S.A.) and certain subsidiaries of Altisource, as well as a lien on substantially all of the assets of Altisource and the Guarantors, subject to certain exceptions.

The loans outstanding under the Credit Agreement bear interest at rates based upon, at Altisource’s option, the Adjusted Eurodollar Rate or the Base Rate. Eurodollar Rate Term Loans will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the Adjusted Eurodollar Rate for a three month interest period and (y) 1.00% plus (ii) 4.00%. Eurodollar Rate Loans under the revolving credit facility will bear interest at a rate per annum of the Adjusted Eurodollar Rate for a three month interest period plus 4.00%. Base Rate Term Loans will bear interest at a rate per annum equal to the sum of (i) the greater of (x) the Base Rate and (y) 2.00% plus (ii) 3.00%. Base Rate loans under the revolving credit facility will bear interest at a rate per annum of the Base Rate plus 3.00%.

The initial borrowings under the Term B Loans must be repaid in consecutive quarterly principal installments in the amounts set forth in the Credit Agreement, commencing on June 30, 2018, with final payment of all amounts outstanding, plus accrued and unpaid interest, becoming due on the maturity date, as described below.

The Credit Agreement contains representations, warranties, covenants, terms and conditions customary for transactions of this type. These include covenants limiting Altisource Portfolio Solutions S.A.’s, Altisource’s and each Restricted Subsidiary’s ability, subject to certain exceptions and baskets, to (i) incur indebtedness, (ii) incur liens on its assets, (iii) agree to any additional negative pledges, (iv) pay dividends and make other Restricted Junior Payments, (v) limit the ability of its subsidiaries to pay dividends or distribute assets, (vi) make investments, (vii) enter into any transaction of merger or consolidation, liquidate, wind-up or dissolve, or convey any part of its business, assets or property, or acquire the business, property or assets of another person, subject to certain exceptions, (viii) dispose of the equity interests of any Material Subsidiaries, whether through a sale of the capital stock, dissolution, merger or sale of all or substantially all of the assets of such Material Subsidiary, (ix) enter into sale and leaseback transactions, (x) enter into certain transactions with affiliates, (xi) engage in a line of business substantially different than existing business and businesses reasonably related, complimentary or ancillary thereto, (xii) modify the terms of indebtedness junior to the loans contemplated by the Credit Agreement, (xiii) modify the terms of its organizational documents in any material respect, (xiv) change its fiscal year, (xv) permit Altisource Portfolio Solutions S.A. to hold material assets, have material liabilities, or engage in certain activities, in each case, except as contemplated by the Credit Agreement, (xvi) use the proceeds of the loans for certain purposes, and (xvii) to the extent any Revolving Credit Loans are outstanding on the last day of a fiscal quarter, permit the Total Leverage Ratio to be greater than 3.50:1.00 as of the last day of such fiscal quarter (such covenant, the “Springing Revolving Financial Covenant”). The Springing Revolving Financial Covenant is for the benefit of Lenders having Revolving Credit Loans only and is subject to a customary cure provision.

The Credit Agreement permits Altisource to purchase term loans outstanding on a non-pro rata basis at less than par either through open market purchases (including through a broker) or pursuant to a modified Dutch auction purchase offer, provided that any such purchased loans are deemed to be automatically cancelled and extinguished. The Credit Agreement also permits Altisource to repurchase a portion of its equity interests pro rata from its equityholders pursuant to a share repurchase program subject to certain conditions set forth in the Credit Agreement.

Other than the Springing Revolving Financial Covenant, the Credit Agreement does not contain any financial maintenance covenants. Altisource agrees to use commercially reasonable efforts to maintain (and refresh annually) public ratings issued by Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc., with respect to its corporate ratings and the loans.

The Credit Agreement requires mandatory prepayments of the term loans, subject to customary exceptions, as follows: (i) 100% of the proceeds of any Refinancing Debt or any other debt not permitted by the Credit Agreement, (ii) 100% of the proceeds of Asset Sales, subject to customary reinvestment rights for net proceeds of less than $25 million and certain exceptions, where applicable, and 100% of the proceeds of any sale of shares of Front Yard Residential Corporation held by Altisource Portfolio Solutions S.A. or any Restricted Subsidiary as of the closing date, (iii) 100% of insurance or condemnation proceeds in excess of $10,000,000 with respect to a single loss or $15,000,000 in the aggregate for all losses in any fiscal year, subject to customary reinvestment rights, where applicable, and (iv) 50% of Consolidated Excess Cash Flow (or 25%, if the Senior Secured Leverage Ratio is 3.50:1.00 or less but greater than 3.00:1.00, and 0% if the Senior Secured Leverage Ratio is equal to or less than 3.00:1.00) for any fiscal year beginning with the fiscal year ending December 31, 2018. Altisource is permitted to make voluntary prepayments at any time and in minimum amounts, but if within the twelve months following the closing date under the Credit Agreement any prepayment is made in connection with any Repricing Transaction (as described below) a prepayment premium will apply equal to 1.00% of the principal amount of the term loans prepaid or affected by such Repricing Transaction. A “Repricing Transaction” means any prepayment, refinancing, refunding, replacement or repricing of any of the Term B Loans from the proce eds of any indebtedness or any amendment of the Credit Agreement whose primary purpose is to refinance the Term B Loans, subject to certain conditions set forth in the Credit Agreement.

The Credit Agreement contains certain events of default, including (i) failure to pay (x) principal when due or (y) interest or any other amount owing on any other obligation under the Credit Agreement within 5 days of becoming due, (ii) material incorrectness of representations and warranties when made, (iii) breach of certain other covenants, subject to cure periods described therein, (iv) a breach of the Springing Revolving Financial Covenant, subject to the last sentence of this paragraph, (v) failure to pay principal or interest on any other debt that equals or exceeds $40 million when due, (vi) default on any other debt that equals or exceeds $40 million that causes, or gives the holder or holders of such debt the ability to cause, an acceleration of such debt, (vi) bankruptcy and insolvency events with respect to Altisource Portfolio Solutions S.A., Altisource or any Significant Subsidiary, (viii) entry by a court of one or more judgments against Altisource Portfolio Solutions S.A., Altisource or any Material Subsidiary in an amount in excess of $40 million that remain unbonded, undischarged or unstayed for a certain number of days after the entry thereof, (ix) the occurrence of certain ERISA events, (x) occurrence of a Change in Control, and (xi) the failure of certain Loan Documents to be in full force and effect or Altisource or any Guarantor challenges the validity of any such Loan Document. If any event of default occurs and is not cured within applicable grace periods set forth in the Credit Agreement or waived, all loans and other obligations could become due and immediately payable and the facility could be terminated. Notwithstanding the foregoing, the Springing Revolving Financial Covenant is (x) subject to a customary cure more fully set forth in the Credit Agreement and (y) not an Event of Default with respect to the Term Loans unless and until the Required Revolving Lenders accelerate the Revolving Credit Loans.

This description of the Credit Agreement is not complete and is qualified in its entirety by reference to the entire Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On April 3, 2018, Altisource Portfolio Solutions S.A. and Altisource entered in the Credit Agreement described in Item 1.01 of this Current Report. The Credit Agreement replaces the Previous Credit Agreement.

The material terms of the Previous Credit Agreement were set forth in the Company’s Form 8-K filed on December 3, 2012, as previously amended by Amendment No. 1 to Credit Agreement, as set forth in the Company’s Form 8-K filed on May 13, 2013, by Amendment No. 2 to Credit Agreement, as set forth in the Company’s Form 8-K filed on December 11, 2013, by Amendment No. 3 to Credit Agreement, as set forth in the Company’s Form 8-K filed on August 6, 2014, and by Amendment No. 4 to Credit Agreement, as set forth in the Company’s Form 8-K filed on December 7, 2017, which descriptions are incorporated herein by reference.

The material circumstances surrounding the termination are set forth in Item 1.01 of this Current Report and to the extent required by Item 1.02 of Form 8-K, the information contained (or incorporated by reference into) Items 1.01 and 2.03 of this Current Report is hereby incorporated by reference into this Item 1.02.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Services LOI

On March 23, 2018, Altisource and New Residential Investment Corp. entered into an amendment (the “Amendment”) to the previously disclosed non-binding letter of intent dated August 28, 2017 to enter into a Services Agreement (as previously amended, the “Services LOI”) as the parties continue to negotiate the Services Agreement. The Amendment extends the term of the Services LOI through April 30, 2018, which period will be automatically extended through May 15, 2018 if the parties are continuing to negotiate in good faith.

Regulatory Matter

As previously disclosed, the Company received a Notice and Opportunity to Respond and Advise (“NORA”) letter on November 10, 2016 from the Consumer Financial Protection Bureau (“CFPB”) indicating that the CFPB is considering a potential enforcement action against Altisource relating to an alleged violation of federal law focused on REALServicing and certain other technology services provided to Ocwen Financial Corporation and its subsidiaries, including claims related to the features, functioning and support of such technology. The NORA process provides the recipient an opportunity to present its positions to the CFPB before an enforcement action is recommended or commenced. On December 5, 2016, we provided a written response to the NORA letter setting forth the legal, policy and factual reasons why we believe an enforcement action is not warranted. By letter dated April 3, 2018, the CFPB informed the Company that the investigation of the Company has been completed and the staff of the CFPB’s Office of Enforcement currently does not intend to recommend that the CFPB take enforcement action, and further that the Company is relieved of the document-retention obligations pursuant to the civil investigative process.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1
Credit Agreement, dated April 3, 2018 among Altisource S.à r.l. and Altisource Portfolio Solutions S.A., Morgan Stanley Senior Funding, Inc., as Administrative Agent and Collateral Agent, and the Lenders party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2018

Altisource Portfolio Solutions S.A.

By:	/s/ Indroneel Chatterjee
Name:	Indroneel Chatterjee
Title:	Chief Financial Officer